UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2010
PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6710 Clayton Road Richmond Heights, MO	63117

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 314-633-7100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(a) On May 12, 2010, in connection with the previously announced transition, the Board of Directors of Panera Bread Company (the “Company”) elected Ronald M. Shaich as Executive Chairman of the Board of Directors, effective at the adjournment of the Company’s 2010 Annual Meeting of Stockholders. In consideration of the services to be provided by Mr. Shaich in connection with the executive transition and as Executive Chairman, except as set forth below, Mr. Shaich will continue to receive the compensation and benefits approved by the Board for 2010, as described in the Company’s proxy statement for the 2010 Annual Meeting of Stockholders filed on April 12, 2010 (the “Proxy Statement”).
Further, in connection with Mr. Shaich’s election as Executive Chairman, on May 13, 2010, the Company entered into a severance agreement (the “Agreement”) with Mr. Shaich. In consideration of the services to be provided by Mr. Shaich as Executive Chairman and Mr. Shaich’s agreement to a general release and certain other standard terms and conditions, the Company agreed to provide Mr. Shaich with the following severance pay in the event Mr. Shaich is terminated by the Company for any reason or resigns for a qualifying reason (as defined in the Agreement) or in the event of Mr. Shaich’s death while he is employed by the Company: severance in the gross amount of Five Million Dollars ($5,000,000) in the event that such termination, resignation or death occurs on or prior to March, 31, 2013 and Two Million Dollars ($2,000,000) in the event that such termination, resignation or death occurs after March 31, 2013 but prior to September 1, 2014. Mr. Shaich shall not receive any severance in the event that such termination, resignation or death occurs on or after September 1, 2014. The foregoing description is qualified in its entirety by the complete text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
(b) Also on May 12, 2010, in connection with the previously announced transition, the Board of Directors of the Company elected William Moreton as President and Chief Executive Officer of the Company, effective at the adjournment of the Company’s 2010 Annual Meeting of Stockholders. In consideration of the services provided by Mr. Moreton in connection with the executive transition and his promotion to President and Chief Executive Officer, Mr. Moreton’s annual salary was increased from $412,000 to $618,000, retroactive to March 15, 2010, and Mr. Moreton’s annual incentive bonus goal target was set at 100% of his base salary (calculated on a pro rata basis for 2010). In addition, Mr. Moreton received a pro rata grant of 736 shares of Restricted Stock in connection with his promotion and he shall be eligible for additional annual grants under the Company’s 2005 Long Term Incentive Program, a sub-plan under the Company’s 2006 Stock Incentive Plan (“LTIP”), in an amount equal to 200% of his base salary, which shall include a Performance Award equal to 100% of his base salary, a Choice Award equal to 50% of his base salary, and a Restricted Stock Award equal to 50% of his base salary. All such LTIP awards shall be granted pursuant to the terms and conditions described in the Proxy Statement. Finally, Mr. Moreton is eligible to receive the following benefits and perquisites, which the Board has previously approved for the position of Chief Executive Officer and disclosed in the Proxy Statement:
•	Reimbursement or direct payment of up to $1,500 per month in expenses related to Mr. Moreton’s use of a car.

•	Travel by chartered jet or reimbursement for first class air travel for Company business purposes.

•	Reimbursement up to $20,000 annually for outside legal expenses related to individual securities law compliance matters, such as beneficial ownership reporting and 10b5-1 trading plans.
(c) On May 12, 2010, the Board of Directors of the Company, based on the recommendation of the Board’s Committee on Nominations and Corporate Governance, elected William Moreton as a Class III director, effective immediately upon his appointment as the Company’s President and Chief Executive Officer, with an initial term expiring at the Company’s 2013 annual meeting. Pursuant to the Company’s director compensation policy, Mr. Moreton will not be paid any additional compensation for his service as a director.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company held its 2010 Annual Meeting of Stockholders on May 13, 2010. At the 2010 Annual Meeting, the Company’s stockholders elected the two director nominees; approved an amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 1,500,000 shares to 2,300,000 shares; approved an amendment to the Company’s 1992 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 825,000 shares to 950,000 shares; and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2010.
The Company’s stockholders re-elected Larry J. Franklin and Charles J. Chapman, III as Class III directors, each to serve until the Company’s 2013 Annual Meeting of Stockholders and until his successor is duly elected and qualified. In addition, the terms of office of the following directors continued after the 2010 Annual Meeting: Ronald M. Shaich, Domenic Colasacco, Fred K. Foulkes, and Thomas E. Lynch.
The proposals acted upon at the 2010 Annual Meeting and the voting tabulation for each proposal are as follows:
Proposal 1:	To elect two directors to the Company’s Board of Directors, each to serve for a term ending in 2013, or until his respective successor has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Larry J. Franklin
Class A	24,698,341	242,093	2,955,401
Class B	3,935,070	-0-	-0-
Total	28,633,411	242,093	2,955,401

Charles J. Chapman, III
Class A	24,861,659	78,775	2,955,401
Class B	3,935,070	-0-	-0-
Total	28,796,729	78,775	2,955,401
Proposal 2:	To approve an amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 1,500,000 shares to 2,300,000 shares.

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

Class A	18,876,796	6,047,203	16,435	2,955,401
Class B	3,935,070	-0-	-0-	-0-
Total	22,811,866	6,047,203	16,435	2,955,401
Proposal 3:	To approve an amendment to the Company’s 1992 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 825,000 shares to 950,000 shares.

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

Class A	24,556,388	370,091	13,955	2,955,401
Class B	3,935,070	-0-	-0-	-0-
Total	28,491,458	370,091	13,955	2,955,401

Proposal 4:	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2010.

	Votes For	Votes Against	Votes Abstaining

Class A	27,061,394	812,179	22,262
Class B	3,935,070	-0-	-0-
Total	30,996,464	812,179	22,262

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

10.1	Severance Agreement dated as of May 13, 2010 by and between Panera Bread Company and Ronald M. Shaich.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY
	By:	/s/ Jeffrey W. Kip
Date: May 18, 2010		Name:	Jeffrey W. Kip
		Title:	Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

10.1	Severance Agreement dated as of May 13, 2010 by and between Panera Bread Company and Ronald M. Shaich.